SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT - May 5, 2015
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Magnetation Bankruptcy

On May 5, 2015, Magnetation LLC and its subsidiaries (collectively, “Magnetation”), a joint venture in which AK Steel Corporation ("AK Steel" or the "Company") owns a 49.9% equity interest, filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Minnesota (the “Bankruptcy Court”), for which joint administration has been sought. Subject to the approval of the Bankruptcy Court, Magnetation will continue to operate the business as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

As previously disclosed, as of March 31, 2015 AK Steel concluded that its equity interest in Magnetation is impaired and the Company recorded an impairment charge of $256.3 million in the quarter ended March 31, 2015, to fully impair the company’s investment in Magnetation recorded on its consolidated balance sheet.

Disclosures Related to Discussions with Magnetation Debt Holders

Since March 2015, the Company has engaged in confidential discussions with certain holders of debt of Magnetation regarding a potential restructuring of Magnetation’s capital structure and/or amendments to the pellet offtake agreement between AK Steel and Magnetation under which the Company purchases iron ore pellets from Magnetation. Pursuant to confidentiality agreements (“Confidentiality Agreements”) between the Company and certain debt holders (the “Debt Holders”), the Company agreed to publicly disclose certain information pertaining to Magnetation shared with the Debt Holders by the Company during the discussions. The information in this “Disclosures Related to Discussions with Magnetation Debt Holders” section of this Current Report on Form 8-K and the accompanying exhibits are being made in accordance with the terms of the Confidentiality Agreements.

In connection with the Company’s discussions with the Debt Holders, the Company and the Debt Holders provided certain proposals to one another relating to the principal terms of a potential amendment of the pellet purchase agreement between the Company and Magnetation. On April 9, 2015, the Company provided a proposal to the Debt Holders, which the Company subsequently modified on April 15, 2015 (as modified, the “Company Proposal”). On April 20, 2015, the Debt Holders delivered a counter-proposal to the Company (the “Debt Holders’ Proposal” and collectively with the Debt Holders’ Proposal, the “Discussion Materials”). Since that time, the Company and the Debt Holders, through their financial advisor, have continued to engage in discussions to attempt to reach agreement on the terms of a modified pellet purchase agreement, but to date no agreement has been reached. The Company is informed and believes that the non-public information, including a further modification to the Company Proposal, provided to the Debt Holders' financial advisor during those subsequent discussions was not shared with the Debt Holders. Accordingly, such information is not subject to disclosure under the terms of the Confidentiality Agreements.

The Discussion Materials and other information are included herein only because they were provided to the Debt Holders. While the Company is continuing discussions with the Debt Holders on the potential amendment of the pellet purchase agreement, no agreement with respect to the amendment of the pellet purchase agreement has been reached between the Company and the Debt Holders and no assurances can be made that an agreement will be reached between the Company and the Debt Holders on the terms of an amendment of the pellet purchase agreement.

Any financial projections or forecasts included in the Discussion Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that the Company or its affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate outcome with respect to the status or terms of the pellet offtake agreement compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Safe Harbor Statement

The statements in this Current Report on Form 8-K reflect management’s estimates and beliefs and are intended to be, and hereby are identified as “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify such forward-looking statements. These forward-looking statements reflect the current belief and judgment of the Company’s management, but are not guarantees of future performance or outcomes. They are based on a number of assumptions and estimates that are inherently subject to economic, competitive, regulatory, and operational risks, uncertainties and contingencies that are beyond the Company’s control, and upon assumptions with respect to future business decisions and conditions that are subject to change. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors including adverse effects on the Company's operations and/or financial results related to Magnetation's bankruptcy; reduced selling prices, shipments and profits associated with a highly competitive industry with excess capacity; changes in the cost of raw materials and energy; the Company’s significant amount of debt and other obligations; severe financial hardship or bankruptcy of one or more of the Company’s major customers; reduced demand in key product markets due to competition from aluminum or other alternatives to steel; increased global steel production and imports; excess inventory of raw materials; supply chain disruptions or poor quality of raw materials; production disruption or reduced production levels; the Company’s healthcare and pension obligations and related laws and regulations; not timely reaching new labor agreements; major litigation, arbitrations, environmental issues and other contingencies; regulatory compliance and changes; climate change and greenhouse gas emission limitations; conditions in the financial, credit, capital or banking markets; the Company’s use of derivative contracts to hedge commodity pricing volatility; ongoing challenges faced by Magnetation; inability to fully realize benefits of long-term cost savings initiatives; inability to hire or retain skilled labor and experienced manufacturing and mining managers; information technology security threats and cybercrime; failure to achieve the estimated synergies and other expected benefits of the acquisition of Severstal Dearborn, LLC and/or to integrate it successfully; as well as those risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as updated in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. As such, readers are cautioned not to place undue reliance on forward-looking statements, which speak only to management’s plans, assumptions and expectations as of the date hereof. The Company disclaims any duty to update or alter any forward-looking statements, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		99.1	Discussion Materials - Debt Holders’ Proposal-regarding potential amendments to the pellet purchase agreement with Magnetation.

		99.2	Discussion Materials - Company Proposal-regarding potential amendments to the pellet purchase agreement with Magnetation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: May 5, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Discussion Materials - Debt Holders’ Proposal-regarding potential amendments to the pellet purchase agreement with Magnetation.

99.2	Discussion Materials - Company Proposal-regarding potential amendments to the pellet purchase agreement with Magnetation.